HEALTHEQUITY, INC.
[Performance-Based] Restricted Stock award Grant Notice
(2014 EQUITY INCENTIVE PLAN)
HealthEquity, Inc. (the “Company”), pursuant to its 2014 Equity Incentive Plan (the “Plan”), hereby grants to Participant a Restricted Stock Award covering the number of shares of the Company’s Common Stock set forth below. The Restricted Stock Award is subject to all of the terms and conditions as set forth in this [Performance-Based] Restricted Stock Award Grant Notice (this “Grant Notice”), in the Restricted Stock Award Agreement (attached hereto as Attachment I) and the Plan (attached hereto as Attachment II), all of which are incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Restricted Stock Award Agreement will have the same definitions as in the Plan or the Restricted Stock Award Agreement. If there is any conflict between the terms in this Grant Notice and the Plan, the terms of the Plan will control.

Name of Participant:
Date of Grant:
[Performance Period:][Vesting Commencement Date:]
Number of Shares of Common Stock Subject to Award:

Vesting Schedule:	__________________________________________________
__________________________________________________
__________________________________________________
__________________________________________________
Additional Terms/Acknowledgements: By signing below or, if applicable, electronically accepting this Restricted Stock Award, the undersigned Participant acknowledges having received and reviewed in their entirety, and fully understands and agrees to all provisions of, this Grant Notice, the Restricted Stock Award Agreement, the Plan,[ and the Team Member Confidentiality Agreement] (collectively, the “Documents”). Participant acknowledges and agrees that this Grant Notice and the Restricted Stock Award Agreement may not be modified, amended or revised except as provided in the Plan. Participant further acknowledges that, as of the Date of Grant, the Documents set forth the entire agreement and understanding between Participant and the Company regarding the acquisition of the Common Stock pursuant to the Restricted Stock Award specified above and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) Restricted Stock Awards previously granted and delivered to the Participant, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law, and (iii) any written employment or severance arrangement that would provide for vesting acceleration of this Restricted Stock Award upon the terms and conditions set forth therein. By accepting this Restricted Stock Award, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
Withholding Tax Election: The Participant understands that by accepting this Restricted Stock Award, unless the Participant makes a timely election under Section 83(b) of the Code, the Participant hereby (i) affirmatively elects (the “Sell to Cover Election”), effective as of the Date of Grant, to sell that number of shares of Common Stock determined in accordance with Section 10(a) of the Restricted Stock Award Agreement, and to allow the Agent (as defined in the Restricted Stock Award Agreement) to remit the cash proceeds of such sale to the Company as more specifically set forth in Section 10(a) of the Restricted Stock Award Agreement; (ii) directs the Company to make a cash payment equal to the required tax withholding from the cash proceeds of such sale directly to the appropriate taxing authorities; and (iii) represents and warrants that (x) the Participant has carefully reviewed Section 10(a) of the Restricted Stock Award Agreement, (y) on the date the Participant accepts this Restricted Stock Award, he or she is not aware of any material, nonpublic information with respect to the Company or any securities of the Company, is not subject to any legal, regulatory or contractual restriction that would prevent the Agent from conducting sales, does not have, and will not attempt to exercise, authority, influence or control over any sales of shares of Common Stock effected by the Agent pursuant to the Restricted Stock Award Agreement, and is entering into the Restricted Stock Award Agreement and the Sell to Cover Election in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 (regarding trading of the Company’s securities on the basis of material nonpublic information) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (z) it is the Participant’s intent that the Sell to Cover Election comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.
This Restricted Stock Award is subject to the Participant’s returning a signed copy of this Grant Notice to the Company or, if applicable, electronically accepting this Restricted Stock Award through the E*Trade website. The Participant shall forfeit the shares of Common Stock if the Participant does not execute this Grant Notice or otherwise accept the Restricted Stock Award within 360 days of the Date of Grant.

HealthEquity, Inc. By: Signature Title: Date:	Participant By: Signature Title:

Attachments: Restricted Stock Award Agreement, 2014 Equity Incentive Plan[, and Team Member Confidentiality and Non-Competition Agreement].

Attachment I
HealthEquity, Inc.
2014 Equity Incentive Plan

Restricted Stock Award Agreement
Pursuant to the Restricted Stock Award Grant Notice (the “Grant Notice”) and this Restricted Stock Award Agreement (this “Agreement”), HealthEquity, Inc. (the “Company”) has granted you a Restricted Stock Award (this “Award”) under its 2014 Equity Incentive Plan (the “Plan”) for the number of shares of the Company’s Common Stock subject to the Award as indicated in the Grant Notice.
If there is any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control. Capitalized terms not explicitly defined in this Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.
The details of your Restricted Stock Award, in addition to those set forth in the Grant Notice and the Plan, are as follows:
1.Vesting. Subject to the limitations contained herein, your Award will vest pursuant to the Vesting Schedule in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service. “Vested Shares” will mean shares subject to your Award that have vested in accordance with the Vesting Schedule, and “Unvested Shares” will mean shares subject to your Award that have not vested in accordance with the Vesting Schedule.
2.Number of Shares. The number of shares subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan. Any additional shares, cash or other property that becomes subject to the Award pursuant to this Section 2, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions and restrictions on transferability as applicable to the other shares covered by your Award. Notwithstanding the provisions of this Section 2, no fractional shares or rights for fractional shares of Common Stock shall be created pursuant to this Section 2. Any fraction of a share will be rounded down to the nearest whole share.
3.Securities Law Compliance. You may not be issued any shares of Common Stock under your Award unless the shares are either then registered under the Securities Act or, if not registered, the Company has determined that such issuance of the shares would be exempt from the registration requirements of the Securities Act. The issuance of shares of Common Stock must also comply with all other applicable laws and regulations governing the Award, and you shall not receive such Common Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.
4.Reacquisition Right.
(a)Reacquisition Right. In the event your Continuous Service terminates, you will forfeit and the Company will automatically reacquire (the “Reacquisition Right”) on the date of termination of your Continuous Service (the “Reacquisition Date”) all Unvested Shares as of the date of your termination of Continuous Service without any payment to you (that is, for zero dollars ($0)) and without any required action or notice to you. You hereby agree to take whatever action the Company deems necessary to effectuate the Company’s reacquisition of the Unvested Shares. Following such reacquisition, the Company will become the legal and beneficial owner of the Unvested Shares being reacquired and all rights and interests in and related to such shares, and the Company will have the right to transfer to its own name the Unvested Shares being reacquired by the Company without further action by you. Notwithstanding anything to the contrary in this Section 4(a) or in this Agreement, the Company may elect to waive, in its sole discretion, its Reacquisition Right in whole or in part by providing written notice to you, at any time prior to or on the Reacquisition Date, and the Company may then release to you the number of shares of Common Stock not being reacquired by the Company.
(b)Capitalization Adjustments. In the event of a Capitalization Adjustment, then any and all new, substituted or additional securities or other property to which you are entitled by reason of your ownership of the Unvested Shares will be immediately subject to the Reacquisition Right with the same force and effect as the Unvested Shares subject to the Reacquisition Right immediately before such event, but only to the extent the Unvested Shares were at the time covered by the Reacquisition Right.
(c)Corporate Transactions. To the extent the Reacquisition Right remains in effect following a Corporate Transaction or Change in Control, unless otherwise provided by the Board pursuant to the terms of the Plan, it will apply to the new capital stock, cash or other property received in exchange for the Unvested Shares in consummation of the Corporate Transaction or Change in Control, as applicable, but only to the extent the Unvested Shares were at the time covered by such right.

(d)Termination of Reacquisition Right. The Company’s Reacquisition Right will terminate upon the earlier of (i) the Company’s reacquisition in full of the Unvested Shares (or waiver of the Reacquisition Right) and (ii) the expiration of the Company’s Reacquisition Right.
5.Transfer Restrictions. In addition to any other limitation on transfer created by applicable securities laws, you will not sell, assign, hypothecate, donate, encumber or otherwise dispose of all or any part of the Unvested Shares or any interest in the Unvested Shares while such shares are subject to the Company’s Reacquisition Right; provided, however, that an interest in the Unvested Shares may be transferred pursuant to a domestic relations order, official marital settlement agreement or other divorce or separation instrument that contains the information required by the Company to effectuate the transfer. In the case of Vested Shares, you will not sell, assign, hypothecate, donate, encumber or otherwise dispose of all or any part of the Vested Shares or any interest in the Vested Shares except in compliance with this Agreement, the Company’s bylaws and applicable securities laws.
6.Escrow of Common Stock. All Unvested Shares shall be held by the Company until such Unvested Shares are reacquired by the Company as set forth in Section 4, until such Unvested Shares are fully vested or until such time as this Agreement is no longer in effect. You shall not retain physical custody of any certificates representing Unvested Shares. By acceptance of this Agreement, you shall be deemed to appoint, and do so appoint, the Company and each of its authorized representatives as your attorney(s)infact to effect any transfer of reacquired Unvested Shares (and related dividends or other distributions, if any, paid on such reacquired Unvested Shares) to the Company as may be required pursuant to the Plan or this Agreement, and to execute such representations or other documents or assurances as the Company or such representatives deem necessary or advisable in connection with any such transfer. To the extent allowable by applicable law and the applicable rules of each national securities exchange on which the Common Stock is listed, the Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the shares of Common Stock in escrow and while acting in good faith and in the exercise of its judgment.
7.Rights as Stockholder. Subject to the provisions of this Award, you will exercise all rights and privileges of a stockholder of the Company with respect to the shares of Common Stock subject to this award. You will be deemed to be the holder of the shares for purposes of receiving any dividends that may be paid with respect to such shares (which will be subject to the same vesting and forfeiture restrictions as apply to the shares to which they relate) and for purposes of exercising any voting rights relating to such shares, even if some or all of such shares have not yet vested and been released from the Company’s Reacquisition Right.
8.Restrictive Legends. The shares of Common Stock issued under your Award shall be endorsed with appropriate legends as determined by the Company (in addition to any other legend that may be required by other agreements between you and the Company).
9.Award Not a Service Contract. This Agreement is not an employment or service contract, and nothing in this Agreement will be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or an Affiliate, or of the Company or an Affiliate to continue your service. In addition, nothing in this Agreement will obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as an employee, Director of or Consultant for the Company or an Affiliate.
10.Withholding Obligations.
(a)On or before the time your Unvested Shares become Vested Shares, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you hereby agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Taxes”) measured based on the Fair Market Value of such shares of Common Stock as of the trading day immediately preceding the day shares of Common Stock become Vested Shares. Unless you make a timely 83(b) Election (as defined below), in satisfaction of such Withholding Taxes and in accordance with the Sell to Cover Election included in the Grant Notice, you have irrevocably elected to sell the portion of the shares of Common Stock to become Vested Shares underlying your Award necessary so as to satisfy the Withholding Taxes and shall execute any letter of instruction or agreement required by E*Trade Securities LLC or any other stock plan service provider or brokerage firm designated by the Company for such purposes (the “Agent”) to cause the Agent to irrevocably commit to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to deliver any new certificate representing shares of Common Stock to you or to your legal representative or release such shares from any escrow provided for in this Agreement unless and until you or your legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes, including payroll taxes, applicable to your taxable income resulting from the grant or vesting of the Restricted Stock Award. In accordance with your Sell to Cover Election pursuant to the Grant Notice, you hereby acknowledge and agree:
(1)You hereby irrevocably appoint the Agent as your agent and authorize the Agent to (A) sell on the open market at the then prevailing market price(s), on your behalf, as soon as practicable on or after the shares of Common Stock become Vested Shares, that number (rounded up to the next whole number) of shares of Common Stock so issued necessary to generate proceeds to cover (x) any Withholding Tax obligations incurred with respect to such vesting or issuance and (y) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto and (B) apply any remaining funds to your federal tax withholding.

(2)You hereby authorize the Company and the Agent to cooperate and communicate with one another to determine the number of shares of Common Stock that must be sold pursuant to subsection (1) above.
(3)You understand that the Agent may effect sales as provided in subsection (1) above in one or more sales and that the average price for executions resulting from bunched orders will be assigned to your account. In addition, you acknowledge that it may not be possible to sell shares of Common Stock as provided by subsection (1) above due to (A) a legal or contractual restriction applicable to you or the Agent, (B) a market disruption, or (C) rules governing order execution priority on the national exchange where the shares of Common Stock may be traded. In the event of the Agent’s inability to sell shares of Common Stock, you will continue to be responsible for the timely payment to the Company and/or its Affiliates of all Withholding Taxes, including but not limited to those amounts specified in subsection (1) above.
(4)You acknowledge that regardless of any other term or condition of this Section 10(a), the Agent will not be liable to you for (A) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (B) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control.
(5)You hereby agree to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 10(a). The Agent is a third-party beneficiary of this Section 10(a).
(6)This Section 10(a) shall terminate no earlier than the date on which all tax withholding obligations arising in connection with the vesting of the Award have been satisfied.
(b)Notwithstanding the foregoing, in the event that your Sell to Cover Election cannot be effected in such manner that would be consistent with maintaining an affirmative defense under Rule 10b5-1 or consistent with applicable local law (as determined by the Company in its sole discretion) or you make a timely 83(b) Election, then such transactions shall not occur and the Company or any Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company; (ii) causing you to tender a cash payment; or (iii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock become Vested Shares) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld will not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Company’s Compensation Committee.
(c)Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any shares of Common Stock.
(d)In the event the Company’s obligation to withhold arises prior to vesting of the shares of Common Stock or it is determined that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
11.Tax Consequences. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your Award or your other compensation.
[You understand that Section 83 of the Code taxes as ordinary income to you the fair market value of the shares of Common Stock issued to you pursuant to the Award as of the date any restrictions on such shares lapse (that is, as of the date on which part or all of such shares vest). In this context, “restriction” includes the right of the Company to reacquire the Common Stock pursuant to the Reacquisition Right set forth above. You understand that you may elect to be taxed at the time the Common Stock is issued to you pursuant to your Award, rather than when and as the Reacquisition Right expires, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within thirty (30) days after the date your acquire shares of Common Stock pursuant to your Award. You understand that failure to file such an 83(b) Election in a timely manner may result in adverse tax consequences for you. You acknowledge that the foregoing is only a summary of the effect of U.S. federal income taxation with respect to issuance of the Common Stock pursuant to your Award, and does not purport to be complete. You further acknowledge that the Company has directed you to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which you may reside, and the tax consequences of your death. You assume all responsibility for filing an 83(b) Election and paying all taxes resulting from such election or the lapse of the restrictions on the Common Stock. YOU ACKNOWLEDGE THAT IT IS YOUR OWN RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(B) OF THE CODE. THE COMPANY AND ITS LEGAL COUNSEL WILL NOT ASSUME RESPONSIBILITY FOR FAILURE TO FILE THE 83(B) ELECTION IN A TIMELY MANNER UNDER ANY CIRCUMSTANCES. YOU ASSUME ALL RESPONSIBILITY FOR

PAYING ALL TAXES RESULTING FROM SUCH ELECTION OR THE LAPSE OF THE RESTRICTIONS ON THE COMMON STOCK.]
12.Notices. Any notices provided for in your Award or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
13.Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control. In addition, your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.
14.Other Documents. You hereby acknowledge receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “open window” periods under, and as otherwise permitted by, the Company’s insider trading policy, in effect from time to time.
15.Effect On Other Employee Benefit Plans. The value of this Award will not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
16.Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
17.Miscellaneous.
(a)The rights and obligations of the Company under your Award will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by, the Company’s successors and assigns.
(b)You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
(c)You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.
(d)This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(e)All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
* * *
This Restricted Stock Award Agreement will be deemed to be signed by the Company and Participant upon the signing by Participant of the Restricted Stock Award Grant Notice to which it is attached.

Attachment II
Equity Incentive Plan
(see attached)